Exhibit 99.1

Energy Recovery reports unaudited financial results for the second quarter of 2013

SECOND QUARTER HIGHLIGHTS:

●	Gross profit margin increased from 54% in the second quarter of 2012 to 62% in the current period, while net revenue decreased as expected due to the foreseeable timing of mega-project shipments
●	Operating expenses remained stable from the prior-year period at $6.6 million
●	Exceeding expectations, the net loss was only $(1.5) million, or $(0.03) per share, in the second quarter of 2013
●

Reinforcing previous guidance, the Company anticipates strong revenue levels in the fourth quarter of 2013, and the forecast for 2014 continues to show meaningful revenue growth along with bottom-line profitability

SAN LEANDRO, Calif., July 31, 2013 -- Energy Recovery, Inc. (Nasdaq Global Select Market: ERII), a global leader in harnessing reusable energy from industrial fluid flows and pressure cycles, announced today its unaudited financial results for the second quarter of 2013. The Company achieved net revenue of $8.6 million in the current period, reflecting a decrease of 30% compared to the same period of last year. Of the total revenue recognized during the second quarter of 2013, sales from mega-projects represented $1.5 million for three modestly-sized plants in Ghana, Spain, and Chile. Comparatively, in the second quarter of 2012, the Company recognized $5.9 million in revenue associated with mega-project shipments to four customers, with a single shipment comprising nearly $4.0 million. The unfavorable revenue variance for the second quarter of 2013 was entirely attributable to the timing of mega-project shipments, and such shipments are anticipated before the year-end. Several large projects for which revenue is forecasted in the second half of the year are pending the final phases of negotiation. In fact, the Company was pleased to announce its first mega-scale contract award in the United States, and more specifically in California, with IDE Technologies for delivery on the vanguard Carlsbad project, which is expected to ship this year. Offsetting the decline in mega-project shipments were increases in OEM and Aftermarket sales. Due to the anticipated timing of mega-project awards and shipments, the Company forecasts strong revenue in the fourth quarter of this year followed by substantial growth in 2014.

Of the $8.6 million in net revenue in the second quarter of 2013, $6.8 million, or 79%, related to PX® devices and related products and services, while $1.8 million, or 21%, pertained to turbochargers, pumps, and related products and services. By way of comparison, in the second quarter of 2012, PX devices comprised 85% of net revenue, whereas pumps and turbochargers represented 15% of net revenue. Insofar as PX devices command higher gross profit margins compared to turbochargers and pumps, the product mix shift over the prior-year period was unfavorable and represented a drag on gross profit margins. The Company drove significant improvement in profitability as measured by gross profit margin, with 54% in the second quarter of 2012 increasing to 62% in the current period, in spite of lower revenue and a less favorable product mix. Management was excited to observe the continuingly improving effects of plant consolidation, vertical integration, targeted cost-out and efficiency-enhancing initiatives, and better production yields. In consideration of forecasted revenue levels in the fourth quarter of 2013 and the full year of 2014, the Company can generate meaningful improvement in profitability due to operating leverage, manufacturing efficiencies, and other economies of scale.

Operating expenses in the second quarter of 2013 remained stable at $6.6 million as compared to the prior-year period. In sequential terms, operating expenses decreased by $0.9 million, or 12%, from $7.5 million in the first quarter of 2013. During the first quarter of 2013, the Company experienced elevated general and administrative expense due to IT and accounting transition costs along with heightened sales and marketing expense due to increased consulting costs for market research and rebranding. Operating expenses have returned to normalized, targeted levels even as the Company sustains its robust investment in the oil & gas initiative. On this point, R&D resources remain focused on technical validation and commercialization for three oil & gas solutions with high-profile companies on different continents. While the Company recognized no revenue related to oil & gas shipments in the current quarter, management remains confident in the technological feasibility of the product portfolio and the economic viability of the value proposition. In short, the field trials are currently progressing in line with expectations.

With lower volume offset by improved gross profit margin, the Company reported a net loss of $(1.5) million, or $(0.03) per share, in the second quarter of 2013. Comparatively, the Company reported net income of $0.4 million, or $0.01 per share, in the second quarter of 2012, which included a tax benefit of $0.4 million for state tax refunds from prior-year returns. The $(1.5) million net loss during the second quarter of 2013 was reduced from $(4.5) million, or $(0.09) per share, during the first quarter of 2013.

Amid operating losses in the first and second quarters of 2013, the Company’s balance sheet and cash position remain healthy. Excluding current and non-current restricted cash of $9.5 million, the Company reported unrestricted cash of $11.4 million, short-term investments of $7.3 million, and long term-investments of $8.9 million, all of which represent a combined total of about $27.6 million as of June 30, 2013. For the current period, the net loss of $(1.5) million included certain non-cash items totaling roughly $1.6 million, the largest of which were depreciation and amortization of $0.9 million and stock-based compensation of $0.5 million. For the six months ended June 30, 2013, cash flow from operations was $(2.6) million, caused by operating losses, changes in accrued expenses, and the build-up of inventory offset by strong collection activity causing favorable changes to accounts receivable and unbilled receivables. Capital expenditures were approximately $0.9 million in the first half of 2013, most of which related to the Company’s investment in a new ERP system. These expenditures are not expected to recur in future periods, as the Company has largely completed its implementation efforts; therefore, capital expenditures should become very modest in future periods. Importantly, the balance sheet remains strong, cash flow is improving, and the Company possesses ample liquidity to fund its strategic plan.

Tom Rooney, President and Chief Executive Officer, commented, “The second quarter results exceeded expectations, with strong OEM and Aftermarket sales, compelling gross profit margins, and contained operating expenses combining to produce better operating results than anticipated. The tepid revenue levels were forecasted several quarters in advance as we develop evolving transparency and predictability in our mega-projects pipeline. With that increased visibility, we are able to discern uniquely strong revenue in the fourth quarter of 2013, followed by meaningful growth in 2014 reflective of a resurging market for global desalination and our fiercely competitive position in that market. As conveyed previously, 2014 should mark a seminal turning point for Energy Recovery as we transition to positive cash flow and income profitability. We also anticipate revenue growth in the range of 30% to 40%. Based on significant industry growth expectations, we are very excited about the potential opportunities this brings to us in the future. What is equally impactful is the gross profit margin that we can achieve on such revenue levels due to operating leverage and manufacturing efficiencies. Uniquely strong margin performance, which is the byproduct of two years of hard work, combined with an impending wave of revenue growth, gives me great confidence in the future earnings power of the company. In summary, we are very pleased with the results in the second quarter, and we remain bullish on the prospects for the Company regarding both desalination and other markets.”

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “believe,” “can,” “estimate,” “expect,” “imply,” “intend,” “may,” “plan,” “predict,” “remain,” “should,” “will,” and similar expressions are intended to identify forward-looking statements, but are not exclusive means of identifying such statements. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. In addition to any other factors that may have been discussed herein regarding the risks and uncertainties of our business, please see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2013 as well as other reports filed by the Company with the SEC from time to time.

Conference Call to Discuss Second Quarter Results

The conference call scheduled for tomorrow at 7:30 a.m. PDT will be in a "listen-only" mode for all participants other than the sell-side investment professionals who regularly follow the Company. The toll-free phone number for the call is 877-941-8609 or local 480-629-9771, and the access code is 4627866. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 800-406-7325 or local 303-590-3030 (access code: 4627866) until August 15, 2013. Investors may also access the live call or the replay over the internet at www.streetevents.com or www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery, Inc.

Energy Recovery, Inc. (Nasdaq Global Select Market: ERII) is the world leader in harnessing energy from industrial fluid flows and pressure cycles. The Company’s innovations make industrial processes within the water, oil & gas, and chemical industries environmentally cleaner and economically more profitable. By developing the highest-efficiency technologies that deliver substantial cost savings, Energy Recovery’s solutions offer the best economics for any industrial application. In total, the Company has installed 14,000 devices on every continent, saving its clients more than one billion dollars in energy costs each year. The company is headquartered in the San Francisco Bay Area with offices worldwide, including Madrid, Shanghai, and Dubai. For more information about Energy Recovery, please visit www.energyrecovery.com.

Contact:
Alexander J. Buehler
Chief Financial Officer
(510) 483-7370

Unaudited Consolidated Financial Results

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenue	$8,569	$12,296	$14,942	$17,052
Cost of revenue	3,293	5,636	6,649	9,140
Gross profit	5,276	6,660	8,293	7,912
Operating expenses:
General and administrative	3,326	3,606	7,496	7,074
Sales and marketing	1,859	1,772	3,870	3,254
Research and development	1,137	866	2,219	1,560
Amortization of intangible assets	231	261	461	523
Restructuring charges	44	79	44	110
Total operating expenses	6,597	6,584	14,090	12,521
(Loss) income from operations	(1,321)	76	(5,797)	(4,609)
Interest expense	—	(1)	—	(5)
Other non-operating income (expense), net	25	(9)	52	63
(Loss) income before income taxes	(1,296)	66	(5,745)	(4,551)
Provision (benefit) for income taxes	161	(373)	222	(307)
Net (loss) income	$(1,457)	$439	$(5,967)	$(4,244)

(Loss) earnings per share:
Basic	$(0.03)	$0.01	$(0.12)	$(0.08)
Diluted	$(0.03)	$0.01	$(0.12)	$(0.08)

Number of shares used in per share calculation:
Basic	51,026	51,432	51,004	52,025
Diluted	51,026	52,070	51,004	52,025

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value)

(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$11,350	$16,642
Restricted cash	5,385	5,235
Short-term investments	7,286	9,497
Accounts receivable, net of allowance for doubtful accounts of $241 and $217 at June 30, 2013 and December 31, 2012, respectively	10,486	13,240
Unbilled receivables	2,183	5,020
Inventories	7,364	5,135
Deferred tax assets, net	500	500
Land and building held for sale	1,301	1,345
Prepaid expenses and other current assets	4,203	4,245
Total current assets	50,058	60,859
Restricted cash, non-current	4,097	4,366
Unbilled receivables, non-current	113	868
Long-term investments	8,898	4,773
Property and equipment, net of accumulated depreciation of $10,657 and $9,306 at June 30, 2013 and December 31, 2012, respectively	15,208	15,967
Goodwill	12,790	12,790
Other intangible assets, net	4,468	4,929
Other assets, non-current	2	2
Total assets	$95,634	$104,554
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,189	$2,154
Accrued expenses and other current liabilities	5,521	8,555
Income taxes payable	48	39
Accrued warranty reserve	1,027	1,172
Deferred revenue	827	918
Current portion of capital lease obligations	—	18
Total current liabilities	8,612	12,856
Deferred tax liabilities, non-current, net	1,817	1,706
Deferred revenue, non-current	272	411
Other non-current liabilities	2,142	2,200
Total liabilities	12,843	17,173
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 52,814,752 and 51,032,149 shares issued and outstanding at June 30, 2013, respectively; and 52,685,129 and 50,902,526 shares issued and outstanding at December 31, 2012, respectively	53	53
Additional paid-in capital	118,674	117,264
Accumulated other comprehensive loss	(112)	(79)
Treasury stock, at cost, 1,782,603 shares repurchased at June 30, 2013 and December 31, 2012	(4,000)	(4,000)
Accumulated deficit	(31,824)	(25,857)
Total stockholders’ equity	82,791	87,381
Total liabilities and stockholders’ equity	$95,634	$104,554

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(5,967)	$(4,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,829	1,976
Loss on disposal of fixed assets	19	—
Non-cash restructuring charges	44	79
Amortization of premiums/discounts on investments	171	287
Interest accrued on notes receivables from stockholders	—	(1)
Share-based compensation	1,187	1,508
Loss on foreign currency transactions	31	7
Deferred income taxes	111	118
Provision for doubtful accounts	134	108
Provision for warranty claims	138	174
Valuation adjustments for inventory reserves	(60)	4
Other non-cash adjustments	(58)	65
Changes in operating assets and liabilities:
Accounts receivable	2,629	(2,804)
Unbilled receivables	3,591	(192)
Inventories	(2,253)	800
Prepaid and other assets	41	639
Accounts payable	(781)	(128)
Accrued expenses and other liabilities	(3,190)	(941)
Income taxes payable	10	10
Deferred revenue	(230)	674
Net cash used in operating activities	(2,604)	(1,861)
Cash Flows From Investing Activities
Capital expenditures	(866)	(1,479)
Purchase of marketable securities	(8,570)	(861)
Maturities of marketable securities	6,450	7,011
Restricted cash	119	1,646
Net cash (used in) provided by investing activities	(2,867)	6,317
Cash Flows From Financing Activities
Repayment of long-term debt	—	(64)
Repayment of capital lease obligation	(18)	(63)
Net proceeds from issuance of common stock	230	5
Repurchase of common stock	—	(4,000)
Net cash provided by (used in) financing activities	212	(4,122)
Effect of exchange rate differences on cash and cash equivalents	(33)	(12)
Net change in cash and cash equivalents	(5,292)	322
Cash and cash equivalents, beginning of period	16,642	18,507
Cash and cash equivalents, end of period	$11,350	$18,829